Exhibit 10.5.2
FIRST MODIFICATION AGREEMENT

DATE:		July 1, 2006

PARTIES:

	Borrower:	GLOBAL WATER RESOURCES, LLC. a Delaware limited liability company, GLOBAL WATER MANAGEMENT, LLC. a Delaware limited liability company, and GLOBAL WATER, INC. (f/k/a GLOBAL WATER RESOURCES, INC.), a Delaware corporation

	Borrower	21410 N. 19th Avenue, Suite 201
	Address:	Phoenix, AZ 85027 Attn: Trevor Hill

	Bank:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

	Bank	100 W. Washington Street
	Address:	MAC S4101-251 Phoenix, AZ 85003 Attn: Keri Tignini, Vice President

RECITALS:
          A. Bank has extended to Borrower a revolving line of credit (the “Line of Credit”) in the maximum principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00). pursuant to that certain Amended and Restated Credit Agreement, dated December 9, 2005 (the “Credit Agreement”), and evidenced by that certain $35,000,000 Amended and Restated Revolving Line of Credit Note dated December 9, 2005 (the “Note”). The unpaid principal outstanding under the Note as of the date hereof is $30,331,405.20. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement.
          B. The Line of Credit is secured by, among other things, the collateral as more particularly referenced in Section 1.3 of the Credit Agreement.
          C. Borrower has requested that Lender modify the Line of Credit and the Loan Documents as provided herein to, inter alia, increase the maximum amount of the Line of Credit to Fifty-Six Million and No/100 Dollars ($56,000,000.00) in order to fund Borrower’s increased working capital and other financing needs. Bank is willing to so modify the Line of Credit and the Loan Documents, subject to the terms and conditions herein.
AGREEMENT:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Borrower and Bank agree as follows:
1. ACCURACY OF RECITALS.
     Borrower acknowledges the accuracy of the Recitals.
2. MODIFICATION OF LOAN DOCUMENTS.
     2.1 The Loan Documents are modified as follows:
     2.1.1 The maximum amount of the Line of Credit is hereby increased from THIRTY-FIVE MILLION AND NO/100 Dollars ($35,000,000.00) to FIFTY-SIX MILLION AND NO/100 Dollars ($56,000,000.00). Borrower may obtain, and Bank shall be obligated to make. Advances, subject to the terms and conditions of the Loan Documents applicable to Advances up to the increased amount. Any and all references to the maximum amount of the Line of Credit Amount in the Loan Documents are hereby revised to reflect the amount of FIFTY-SIX MILLION AND NO/100 Dollars ($56,000,000.00).
          2.1.2 Section 1.1 of the Credit Agreement is hereby deleted in its entirely and the following is inserted in plate thereof:
                SECTION 1.1. LINE OF CREDIT.
     (a) Line of Credit. Subject to the terms and conditions of this Agreement Bank hereby agrees to make advances to Borrower from time to time up to and including December 9, 2007 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of Fifty-Six Million Dollars ($56,000,000.00) (“Line of Credit”), the proceeds of which shall be used to refinance existing debt (including, but not limited to the Term Loan), working capital purposes and for the acquisition of utility companies including ownership interests therein. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by that certain Second Amended and Restated Revolving Line of Credit Note, dated as of July 1, 2006 (“Line of Credit Note”), all terms of which are incorporated herein by this reference, which Line of Credit Note shall amend and restate that certain Amended and Restated Revolving Line of Credit Note dated December 9, 2005.

     (b) Limitation on Borrowings. The sum of (i) outstanding borrowings under the Line of Credit, (ii) amounts due under the Revenue Bonds and (iii) the face amount of letters of credit issued under this Agreement (collectively, “Aggregate Borrowings”) shall not at any time exceed an aggregate of six (6) times Annualized Recurring EBITDA (as defined in Section 4.9(b)) (the “Maximum Amount”) as determined in accordance with the Borrowing Base Certificate attached hereto as Exhibit A. the terms of which are herein incorporated by this reference. If at any time the Aggregate Borrowings exceed the Maximum Amount (the “Excess Borrowings”). Borrower shall pay to Bank the amount of any Excess Borrowings within 10 days of Borrower’s receipt of notice thereof. As used in this Agreement. “Revenue Bonds” shall be defined as the Industrial Development Authority of the County of Pima Revenue Bonds (Global Water Resources). Series 2006, to be issued subsequent to Borrower and Bank entering into this Agreement and shall be approved and authorized by Bank as “Other Indebtedness” pursuant to Section 5.2 of the Loan Agreement.
     (c) Letter of Credit Subfeature. As a subfeature under the Line of Credit. Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively. “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Fifteen Million Dollars ($15,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Letters of Credit may be issued for a period which extends beyond the Maturity Date but no Letter of Credit shall be issued for a period exceeding one (1) year. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances: provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by

Borrower at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.
     (d) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.
          2.1.3 Section 4.9 of the Credit Agreement is hereby deleted in its entirely and the following is inserted in place thereof:
SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition, on a consolidated basis (such consolidation, for purposes of these covenants, to include Borrower and its subsidiaries and its subsidiaries, if any), as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined quarterly:
     (a) Net Worth. Net Worth not at any time less than $10,000,000.00. with “Net Worth” defined as total equity.
     (b) Annualized Recurring EBITDA Coverage. Annualized Recurring EBITDA Coverage Ratio as of each fiscal quarter end not less than 1.50 to 1.0. with “Annualized Recurring EBITDA” defined as net profit before tax plus interest expense (net of capitalized interest expense). depreciation expense and amortization expense: provided, however, Bank shall exclude from the foregoing calculation the amount of any “impact fees” and any expenses related thereto and any cash flows pledged to any entity other than Bank (except for cash flows pledged in connection with the Revenue Bonds) for the fiscal quarter then ended multiplied by four (4). “Annualized Recurring EBITDA Coverage Ratio” defined as Annualized Recurring EBITDA divided by the aggregate of annualized interest expense based on the most recent fiscal quarter plus current maturities of long-term debt. If Borrower acquires a utility company during the term of any credit hereunder. Borrower’s Annualized Recurring EBITDA shall be adjusted to include the Annualized Recurring EBITDA of the acquired entity which shall be subject to adjustment and qualification by Bank.
     (c) Total Senior Funded Debt to Annualized Recurring EBITDA. Total Senior Funded Debt to Annualized Recurring EBITDA not greater than 6.00 to 1.0. As used herein “Total Senior Funded Debt” defined as the sum of all obligations for borrowed money (including the outstanding principal balance of the Line of Credit and the Revenue Bonds), plus the aggregate face amount of letters of credit issued under this Agreement, plus all capital lease obligations of Borrower; less subordinated debt, and with Annualized Recurring EBITDA defined in Section 4.9(b).
     2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof.
     2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.
3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL
     The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Line of Credit and the obligations of Borrower in the Loan Documents.
4. BORROWER REPRESENTATIONS AND WARRANTIES.
     Borrower represents and warrants to Lender:
          4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would he a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.
          4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Line of Credit from the most recent financial statement received by Lender.
          4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

          4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Line of Credit or the Loan Documents as modified herein.
          4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
          4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower. The certifications, representations and warranties made to Bank in those certain Corporate Resolutions and Limited Liability Certificates of Borrower, dated December 9, 2005 remain true and correct as of the date of this Agreement.
5. BORROWER COVENANTS.
     Borrower covenants with Lender:
          5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.
          5.2 Borrower fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Line of Credit, the Loan Documents, or the actions or omissions of Lender in respect of the Line of Credit or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.
          5.3 Pursuant to Section 4.2 of the Loan Agreement. Borrower’s execution of this Agreement shall serve as notice to Bank of the name change of GLOBAL WATER RESOURCES, INC. to GLOBAL WATER, INC. Borrower hereby authorized Bank to file any UCC financing statement amendments in connection with such name change and Borrower further agrees to execute any agreements, documents or instruments reasonably requested by Bank in connection with such name change.
          5.4 Contemporaneously with the execution and delivery of this Agreement. Borrower has paid to Lender:
               5.4.1 All the external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, outside attorneys’ fees).
          5.5 Contemporaneously with the execution and delivery of this Agreement. Borrower shall have delivered an executed Second Amended and Restated Revolving Line of Credit Note in the maximum principal amount of FIFTY-SIX MILLION AND NO/100 Dollars (S56,000,000.00) (the “Second Amended Note”).

6. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.
     Lender shall not be bound by this Agreement until (i) Lender has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, if any, and (iii) each guarantor of the Line of Credit and each pledgor of collateral has executed and delivered to Lender a Consent and Agreement of Guarantor(s) and Pledger(s).
7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
     The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Line of Credit and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged. supplemented, terminated, or waived except in a writing signed by the parties thereto.
8. BINDING EFFECT.
     The Loan Documents, as modified herein, shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower: provided. however. Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.
9. CHOICE OF LAW.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.
10. COUNTERPART EXECUTION.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

GLOBAL WATER RESOURCES, LLC. a Delaware limited liability company		WELLS FARGO BANK. NATIONAL ASSOCIATION

By:	/s/ William S. Levine	By:	/s/ Keri Tignini

	William S. Levine, Manager		Keri Tignini, Vice President

GLOBAL WATER MANAGEMENT, LLC. a Delaware limited liability company

By:	/s/ William S. Levine

William S. Levine, Manager

GLOBAL WATER, INC. a Delaware corporation

By:	Trevor Hill

Trevor Hill, President

CONSENT AND AGREEMENT OF GUARANTORS AND PLEDGORS
     With respect to the First Modification Agreement, dated July 1, 2006 (“Agreement”), among GLOBAL WATER RESOURCES, LLC, a Delaware limited liability company. GLOBAL WATER MANAGEMENT, LLC, a Delaware limited liability company, and GLOBAL WATER. INC., (f/k/a GLOBAL WATER RESOURCES, INC.), a Delaware corporation (collectively. “Borrower”), and WELLS FARGO BANK. NATIONAL ASSOCIATION, a national banking association (“Bank”). WILLIAM S. LEVINE and LEVINE INVESTMENTS LIMITED PARTNERSHIP, an Arizona limited partnership (collectively. “Guarantors”) and TREVOR HILL, LEO COMMANDEUR, DANIEL CRACCHIOLO, ANDREW COHN, GRAHAM SYMMONDS and CINDY LILES (collectively. “Pledgors”) agree for the benefit of Bank as follows:
     1. Guarantors acknowledge (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) those certain Continuing Guaranties dated December 9, 2005 (collectively the “Guaranty”), by the undersigned Guarantors for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty, as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the “Guarantor Documents”. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.
     2. Pledgors acknowledge (i) receiving a copy of and reading the Agreement. (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) those certain Collateral Assignments of Member Interest dated December 9, 2005 (collectively the “Assignment”), by the undersigned Pledgors for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments relating to the Assignment, as modified herein. The Assignment and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the “Pledgor Documents”. All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.
     3. Guarantors and Pledgors consent to the modification of the Loan Documents and all other matters in the Agreement. Accordingly, the Guarantor Documents and the Pledgor Documents are modified to increase the principal amount of indebtedness of Borrower to Lender from $35,000,000.00 to $56,000,000.00.
     4. Guarantors and Pledgors fully, finally, and forever release and discharge Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Line of Credit, the Loan Documents, the Guarantor Documents, the Pledgor Documents or the actions or omissions of Bank in respect of the Line of Credit, the Loan Documents, the Guarantor Documents or the Pledgor Documents and (ii) arising from events occurring prior to the date hereof.

     5. Guarantors and Pledgors agree that all references, if any, to the Note, the Credit Agreement, and the other Loan Documents in the Guarantor Documents and the Pledgor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.
     6. Guarantors reaffirm the Guarantor Documents and agree that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantors and Pledgors. Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Line of Credit, the Guaranty and the obligations of Guarantors in the Guaranty.
     7. Pledgors reaffirms the Pledgor Documents and agrees that the Pledgor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantors and Pledgors. Any property or rights to or interests in property granted as security in the Pledgor Documents shall remain as security for the Line of Credit.
     8. Guarantors represent and warrant that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantors and Pledgors, are the legal, valid, and binding obligations of Borrower and the Guarantors, respectively, enforceable in accordance with their terms against Borrower and Guarantors, respectively.
     9. Pledgors represent and warrant that the Loan Documents, as modified by the Agreement, and the Pledgor Documents, as modified by this Consent and Agreement of Guarantors and Pledgors, are the legal, valid, and binding obligations of Borrower and the Pledgors, respectively, enforceable in accordance with their terms against Borrower and Pledgors, respectively.
     10. Guarantors represent and warrant that Guarantors have no claims, counterclaims, defenses, or off sets with respect to the enforcement against Guarantors of the Guarantor Documents.
     11. Pledgors represent and warrant that Pledgors have no claims, counterclaims, defenses, or off sets with respect to the enforcement against Pledgors of the Pledgor Documents.
     12. Guarantors and Pledgors represent and warrant that there has been no material adverse change in the financial condition of any Guarantor or Pledgor from the most recent financial statement received by Bank.
     13. Guarantors and Pledgors agree that this Consent and Agreement of Guarantors and Pledgors may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantors and Pledgors to physically form one document.

GUARANTORS:
/s/ WILLIAM S. LEVINE
WILLIAM S. LEVINE

LEVINE INVESTMENTS LIMITED PARTNERSHIP, an Arizona limited partnership
By:	/s/ William S. Levine
Name:	William S. Levine
Title:	General Partner

PLEDGORS:
/s/ Trevor Hill
Trevor Hill

/s/ Leo Commandeur
Leo Commandeur

/s/ Daniel Craechiolo
Daniel Craechiolo

/s/ Andrew Cohn
Andrew Cohn

/s/ Graham Symmonds
Graham Symmonds

/s/ Cindy Liles
Cindy Liles